Exhibit 99.1
NEWS RELEASE
Contact:
Steve Workman
Senior VP Finance, Chief Financial Officer
Finisar Corporation
1-408-548-1000
steve.workman@Finisar.com
Finisar Agrees to Acquire AZNA, LLC and
Kodeos Communications, Inc.
Acquisitions Broaden Telecom Product Lines and Add Key Technologies
SUNNYVALE, Calif.—(Market Wire) March 26, 2007— Finisar Corporation (NASDAQ: FNSR) announced today that it has entered into agreements under which it has agreed to acquire all of the outstanding equity interests in AZNA, LLC, based in Wilmington, Massachusetts, and Kodeos Communications, Inc., based in South Plainfield, New Jersey. The agreement with AZNA was signed on March 23, 2007, and the acquisition will be completed on March 26, 2007. The agreement with Kodeos was signed on March 15, 2007, and the acquisition is expected to be completed on or about April 5, 2007, subject to certain closing conditions. Both acquisitions broaden Finisar’s product lines primarily for telecom applications while adding key technologies involving advanced modulation and electronic signal processing for cost-effectively extending the reach and tunability of transceivers and transponders for telecom and datacom applications.
“We have made great progress during the past year in penetrating the market for 10-40 Gb/s transceivers/transponders,” said Jerry Rawls, Finisar’s Chairman of the Board, President and CEO. “But we have not had a product offering which addresses the 10 Gb/s 300-pin transponder market for telecom applications that is expected to approach $300 million in 2008. We believe the acquisition of Kodeos can be the catalyst for penetrating this market in a differentiated way.”
“Furthermore,” Rawls continued, “in acquiring AZNA not only do we broaden our existing product offering at key customers but by incorporating AZNA’s key technologies across Finisar’s existing broad line of products, we believe we will be able to create a competitive advantage in terms of the cost, reach and performance of our products for both telecom and datacom applications.”
AZNA, LLC
AZNA develops, manufactures and markets an innovative suite of photonic components and subsystems which utilize their unique patented Chirp Managed Directly Modulated Lasers (CMLTM) to enable telecommunications equipment manufacturers to provide longer reach optical transmitter solutions at lower cost, better performance and less complexity than those based on externally modulated lasers (or EMLs). Azna’s unique technology extends the reach of high power 10 Gb/s directly modulated lasers (DMLs) to 200km and beyond and 2.5 Gb/s DMLs to beyond 640km. While AZNA’s current product offering includes 8 channel tunable transmitters, its core technology is uniquely applicable to full C and L band tunable transmitter assemblies.

Finisar to Acquire AZNA, LLC and Kodeos Communications, Inc.

Finisar has agreed to acquire the equity interests in AZNA for $19.7 million in initial consideration comprised of $2.7 million in cash and two convertible promissory notes in the principal amount of $15.6 million and $1.4 million that will be payable, at Finisar’s option, in cash or in shares of Finisar common stock, with the value of such shares to be based on the trading price of the stock at the time that the shares are registered for re-sale (or in the case of the smaller note, when escrow conditions are satisfied). Finisar will be obligated to repay the notes in cash if the registration of the underlying securities is delayed more than 12 months. Additional consideration of up to $1.8 million in cash may be paid to certain interest holders subject to meeting certain conditions during the first year after closing. Finisar also assumed a line of credit totalling $1.5 million at the time of closing.
Founded in 2002, AZNA has approximately 58 employees all of whom are located in Wilmington. The Company was profitable on revenues of $6.7 million in calendar 2006.
Kodeos Communications, Inc.
Within the past year, Kodeos was the first to announce a line of 10 Gb/s tunable transponders incorporating optical duobinary (ODB) technology which enables longer distance transmission and higher dispersion tolerance while still conforming to the standard 300-pin form factor for telecom communications applications. Kodeos transponders enable systems architects to overcome some of their most difficult challenges, including long-reach and spans which have high optical dispersion, for signal channel, fixed dense wavelength division multiplexing (DWDM) and widely-tunable C-band or L-band DWDM systems.
Kodeos ODB-based transmitters use data coding and filtering resulting in optical pulse trains that have a narrower spectral width and therefore suffer less from chromatic dispersion and can be transmitted more than twice the distance of traditional transponders.
In addition to ODB, Kodeos has developed 10 Gb/s signal processing integrated circuits based on the use of Maximum Likelihood Sequence Estimator (MLSE) technology that can electronically compensate for fiber transmission impairments and dramatically increase the transmission distance and performance of a 300-pin transponder. An MLSE integrated circuit is used on the receiver side of an optical link and makes the receiver more tolerant to distortion and signal degradation by processing blocks of bits at the same time, finding the bit sequence that best matches the received signal. Kodeos MLSE can correct for all of the major transmission degradation sources. The advantages of MLSE and ODB are complementary and provide a powerful platform to enable and cost reduce the next generation long-haul and metro transport systems.
Finisar will acquire the equity interests in Kodeos for initial consideration of approximately $7.0 million in cash. Finisar may be required to pay additional consideration of up to $2.5 million in cash to certain equity interest holders contingent on the achievement of certain financial and technical milestones. In addition, Finisar may pay up to $1 million to current Kodeos employees for achievement of certain milestones.
Founded in 2001, Kodeos has approximately 19 employees most of whom work at its facilities in South Plainfield, New Jersey.
ABOUT FINISAR
Finisar Corporation (NASDAQ: FNSR) is a technology leader for fiber optic subsystems and network performance test systems. These products enable high-speed data communications for

Finisar to Acquire AZNA, LLC and Kodeos Communications, Inc.

networking and storage applications over Gigabit Ethernet Local Area Networks (LANs), Fibre Channel Storage Area Networks (SANs), and Metropolitan Area Networks (MANs) using IP, Fiber Channel, and SONET/SDH-based protocols. The Company’s headquarters is in Sunnyvale, California, USA. www.Finisar.com
SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Finisar’s expectations, beliefs, intentions, or strategies regarding the future. All forward-looking statements included in this press release are based upon information available to Finisar as of the date hereof, and Finisar assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. These risks include those associated with the rapidly evolving markets for Finisar’s products and uncertainty regarding the development of these markets; Finisar’s historical dependence on sales to a limited number of customers and fluctuations in the mix of customers in any period; ongoing new product development and introduction of new and enhanced products; the challenges of rapid growth followed by periods of contraction; intensive competition and the integration of the acquisitions of AZNA, LLC, and Kodeos Communications, Inc. Further information regarding these and other risks relating to Finisar’s business is set forth in Finisar’s Annual Report on Form 10-K and other reports as filed with the Securities and Exchange Commission.
# # #